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                                                                 Exhibit 23.2(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FreeMarkets, Inc. of our reports dated January 22, 2001, except for Notes 3 and 14 as to which the date is May 9, 2001, relating to the financial statements and financial statement schedule, which appear in FreeMarkets' Annual Report on Form 10-K/A dated May 9, 2001 for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



Pittsburgh, Pennsylvania
May 9, 2001